UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 12, 2007

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

(a)           On April 26, 2007, First Security Group, Inc. (“First Security”) issued an earnings release for the first quarter of 2007 and on May 10, 2007, filed its Form 10-Q for the quarterly period ended March 31, 2007.  Both the earnings release and the Form 10-Q included First Security’s election to early adopt Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159).  As part of First Security’s adoption of SFAS 159, approximately $27.1 million in fixed rate investment securities were reclassified from ‘available-for-sale’ to ‘trading.’  The effect of the early adoption was also reflected in the year-to-date periods presented in the earnings releases issued on July 24, 2007 and October 23, 2007, as well as for First Security’s Form 10-Q’s for the quarterly periods ended June 30, 2007 (filed August 8, 2007) and September 30, 2007 (filed November 9, 2007).

After consultation with the Office of the Comptroller of the Currency, First Security’s management reviewed the application of SFAS 159 to the investment securities, and, in consultation with First Security’s independent registered public accounting firm and legal counsel, recommended rescission of the application of SFAS 159.  On December 12, 2007 the Board of Directors, including the audit committee, concluded that First Security's previously issued earnings releases dated April 26, 2007, July 24, 2007 and October 23, 2007 and its financial statements included in the Form 10-Q's for the quarterly periods ended March 31, 2007 (filed on May 10, 2007), June 30, 2007 (filed on August 8, 2007) and September 30, 2007 (filed November 9, 2007) should no longer be relied upon.  Today, First Security will be filing amended Form 10-Q’s for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, to restate the financial statements.

First Security’s management and its Board of Directors, including the audit committee, discussed the matters disclosed in this Item 4.02 with First Security’s independent registered public accounting firm, Joseph Decosimo and Company, PLLC.

A copy of the press release announcing the restatement of First Security’s financial statements is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.   The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated December 18, 2007, and furnished with this report. [1]

The press release may contain comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Actual results may differ materially from the results expressed in forward-looking statements.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission.  First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

The information contained in this press release is furnished by First Security and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless First Security specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

___________________________
[1]	The information provided in the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: December 18, 2007
	By:	/s/ William L. Lusk, Jr.
	Name:	William L. Lusk, Jr.
	Title:	Chief Financial Officer